                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference our report dated March 17, 2005 relating to the financial statements of CIFG Assurance North America, Inc. and our report dated April 20, 2005 relating to the consolidated financial statements of CIFG Guaranty, each included in this Form 8-K of Merrill Lynch Mortgage Investors, Inc. Registration Statement (333-127233) on Form S-3. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.


-s- PricewaterhouseCoopers LLP

New York, New York
February 9, 2006